Exhibit 99.1

Ingersoll Rand Delivers First-Quarter EPS from

Continuing Operations of $0.31

•	First-quarter total earnings per share (EPS), including discontinued operations, of $0.31

•	Revenues of $3.15 billion in the first quarter, down 4% percent compared with 2011 (up 3% excluding Hussmann)

•	Q1 2012 operating margin of 6.7 percent

•	Full-year 2012 EPS from continuing operations forecast remains $2.90 to $3.10

Swords, Ireland, April 20, 2012 – Ingersoll-Rand plc (NYSE:IR), a world leader in creating and sustaining safe, comfortable and efficient environments, today reported diluted earnings per share from continuing operations of $0.31 for the first quarter of 2012.

The company reported net earnings of $95.6 million, or EPS of $0.31, for the first quarter of 2012. First-quarter net earnings included $97.8 million, or EPS of $0.31, from continuing operations, as well as $2.2 million of costs from discontinued operations. This compares with a net loss for the 2011 first quarter of $(77.6) million, which included EPS of $(0.21) from continuing operations and EPS of $(0.02) from discontinued operations. First-quarter 2011 EPS included $186.3 million, or EPS of ($0.55), of impairment costs related to the disposition of the Hussmann refrigeration business. Excluding impairment costs, first-quarter 2011 EPS from continuing operations totaled $0.34.

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“During the first quarter, we made progress toward our growth and operational excellence objectives, delivering revenue and EPS above forecast in a difficult economic environment,” said Michael W. Lamach, chairman, president and CEO. “While we expect continued challenges throughout 2012 from a slow and uneven recovery in some key markets, our focus is on continuing to grow revenue, earnings and cash flow.”

Additional Highlights for the 2012 First Quarter

Revenues: The company’s reported revenues declined by 4 percent to $3,151 million, compared with revenues of $3,274 million for the 2011 first quarter. Total revenues, excluding the results of Hussmann, were up approximately 3 percent compared with 2011. U.S. revenues, excluding Hussmann, were up 4 percent compared to 2011, and revenues from international operations increased approximately 1 percent (up 4 percent excluding currency).

Operating Income and Margin: Operating income for the 2012 first quarter was $212.0 million, compared with $41.8 million ($228.1 million when adjusted for impairment costs) for the 2011 first quarter. The first-quarter operating margin was 6.7 percent compared with an operating margin of 1.3 percent (7.6 percent excluding Hussmann results and impairment costs) for the same period of 2011. The year-over-year margin decline was due to inflation, as well as an increase in restructuring costs and investments, which offset pricing actions and gains from operational excellence initiatives.

Interest Expense and Other Income/Expense: Interest expense of $69 million for the first quarter of 2012 increased slightly compared with the same period last year. Other expense totaled $(0.2) million for the first quarter of 2012, compared with $4.9 million of income for the 2011 first quarter. The year-over-year change was due to higher losses from equity investments and currency.

Taxes: The company had an effective tax rate of 27 percent in the first quarter of 2012. The rate for the first quarter of 2011, excluding the Hussmann impairment charge, was 25 percent.

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First-Quarter Business Review

Climate Solutions delivers energy-efficient solutions globally and includes Trane, which provides heating, ventilation and air conditioning (HVAC) systems and building services, parts, support and controls for commercial buildings; and Thermo King, the leader in transport temperature control solutions. The total results of the divested Hussmann refrigeration business are included through the third quarter of 2011. The company’s ownership interest in Hussmann was reported within other income/ expense using the equity method of accounting for the first quarter of 2012. First-quarter 2011 results included approximately $213.1 million of revenues and $(4) million of operating losses attributable to Hussmann.

Revenues for the first quarter of 2012 were $1,662 million and declined by 9 percent compared with the first quarter of 2011. Excluding Hussmann, revenue increased by 3 percent (up 4 percent excluding currency). Bookings, excluding Hussmann, increased 7 percent year-over-year.

On a year-over-year basis, total commercial HVAC revenues increased by 4 percent. Total Thermo King refrigerated transport revenues increased slightly in the first quarter compared with last year as growth in the refrigerated trailer and truck businesses was largely offset by declines in the seagoing container business.

First-quarter 2012 segment operating margin was 5.7 percent, compared with 5.2 percent (6.1 percent excluding Hussmann’s results) last year. The year-over-year margin decline was due to inflation and higher restructuring and investment spending, partially offset by pricing and productivity actions.

Industrial Technologies provides products, services and solutions to enhance customers’ productivity, energy efficiency and operations. Products include compressed air systems, tools, fluid power products, and golf and utility vehicles. Total revenues in the first quarter of $689 million increased approximately 8 percent (up 9 percent excluding currency) compared with the first quarter of 2011. Air and productivity revenues increased 9 percent, with volume increases in all major geographic regions.

Club Car revenues increased by 2 percent compared with the first quarter of 2011, showing small gains in golf cars, utility vehicles and aftermarket activity.

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First-quarter segment operating margin for Industrial Technologies was 13.3 percent, and was flat compared with last year. Margin benefits from higher volumes, improved pricing and productivity were offset by increased restructuring and investment spending, inflation and unfavorable product mix.

Residential Solutions includes the Trane and Schlage brands, which deliver safety, comfort and efficiency to homeowners throughout the Americas. Products, services and solutions include mechanical and electronic locks, HVAC systems, indoor air quality solutions and controls, and remote home management systems. First-quarter revenues were $422 million, a decrease of approximately 3 percent (down 3 percent excluding currency) compared with 2011.

Total reported residential security revenues were up high teens compared with 2011 as a result of improved sales to the new builder markets and South American customers, and higher sales to “big box” customers in the United States from new products.

Residential HVAC revenues declined by 8 percent compared with the first quarter of 2011. Projected residential HVAC industry shipments were down low teens in the first quarter of 2012, with declines in all equipment categories. Residential revenues and operating profits were also negatively impacted by the ongoing downward revenue mix shift to lower SEER products.

First-quarter segment operating margin was negative (2.5 percent) compared with 1.8 percent recorded in 2011. The segment margin decline was due to lower volumes of HVAC products, negative mix and inflation, which were partly offset by pricing and productivity gains.

Security Technologies is a leading global supplier of commercial security products and services. The segment’s market-leading products include mechanical and electronic security products, biometric and access-control systems, and security and time and attendance scheduling software. First-quarter revenues of $379 million increased by approximately 1 percent (up 2 percent excluding currency) compared with the first quarter of 2011. Revenues in the Americas were up slightly, as price improvements more than offset lower volumes. Revenues in overseas markets declined slightly. First-quarter segment operating margin was 18.5 percent, compared with 19.0 percent in the first quarter of 2011. The lower segment operating margin was due to inflation and unfavorable geographic revenue mix, which were largely offset by higher productivity and improved pricing.

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Balance Sheet

During the first quarter, working capital was 3.4 percent of revenues – an improvement of 1.9 percentage points compared with 2011. Cash balances and total debt balances were $1.1 billion and $3.6 billion, respectively, at the end of the first quarter. On April 16, 2012, the company repaid $345 million of convertible debt.

Outlook

Ingersoll Rand’s major end markets showed a mixed demand pattern in the first quarter of 2012. There remains sustained, but moderating, activity in the worldwide industrial markets and global parts and service. Refrigerated transport markets and commercial HVAC equipment replacement activity in North America are expected to demonstrate moderate year-over-year growth. Performance in European markets will be hampered by slow economic growth and by volatile financial markets. The North American new commercial construction market is continuing its weak and uneven demand pattern, and activity in North American consumer-related markets, especially residential HVAC, is expected to be relatively flat for 2012.

Revenues for the full year 2012 are expected to be in the range of $14.0 billion to $14.4 billion. The year-over-year change in currency exchange rates is expected to reduce reported revenue growth by 2 percentage points in 2012. Full-year EPS from continuing operations are expected to be in the range of $2.90 to $3.10. The forecast includes a tax rate of 25 percent for continuing operations and an average diluted share count for the full year of approximately 315 million shares. Available cash flow for full-year 2012 is expected to approximate $1.1 billion, based on projected earnings, capital expenditures and working capital requirements.

Second-quarter 2012 revenues are expected to be in the range of $3.8 billion to $3.9 billion and EPS from continuing operations are expected to be in the range of $0.85 to $0.90. The second-quarter forecast reflects a tax rate of 25 percent for continuing operations and an average diluted share count of approximately 315 million shares.

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This news release includes “forward-looking statements,” which are statements that are not historical facts, including statements that relate to the mix of and demand for our products, performance of the markets in which we operate, and our 2012 full-year and second-quarter financial performance. These forward-looking statements are based on our current expectations and are subject to risks and uncertainties, which may cause actual results to differ materially from our current expectations. Factors that could cause such differences can be found in our Form 10-K for the year ended December 31, 2011, and in our other SEC filings. We assume no obligation to update these forward-looking statements.

This news release also includes adjusted non-GAAP financial information which should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. Further information about the adjusted non-GAAP financial information, including reconciliation to the nearest GAAP measure, is included in financial tables attached to this news release.

All amounts reported within the earnings release above related to net earnings (loss), earnings (loss) from continuing operations, earnings (loss) from discontinued operations, and per share amounts are attributed to Ingersoll Rand’s ordinary shareholders.

Ingersoll Rand (NYSE:IR) advances the quality of life by creating and sustaining safe, comfortable and efficient environments. Our people and our family of brands – including Club Car®, Ingersoll Rand®, Schlage®, Thermo King® and Trane® – work together to enhance the quality and comfort of air in homes and buildings; transport and protect food and perishables; secure homes and commercial properties; and increase industrial productivity and efficiency. We are a $14 billion global business committed to a world of sustainable progress and enduring results. For more information, visit ingersollrand.com.

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04/20/12

(See Accompanying Tables)

•	Condensed Consolidated Income Statement

•	Segments

•	Non-GAAP Financial Tables

•	Available Cash Flow

•	Balance Sheet Metrics

•	Hussmann Results

Contacts:
Media:	Investors and Financial Analysts:
Misty Zelent	Joe Fimbianti
(704) 655-5324, mzelent@irco.com	(704) 655-4721, joseph_fimbianti@irco.com
-or-
Janet Pfeffer
(704) 655-5319, janet_pfeffer@irco.com

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Table 1

INGERSOLL-RAND PLC

Condensed Consolidated Income Statement

(In millions, except per share amounts)

UNAUDITED

	Three Months Ended March 31,
	2012	2011

Net revenues	$3,150.7	$3,273.8

Cost of goods sold	(2,249.4)	(2,368.6)

Selling & administrative expenses	(689.6)	(677.1)

Gain (loss) on sale / (asset impairment)	0.3	(186.3)

Operating income	212.0	41.8

Interest expense	(69.4)	(68.3)

Other income (expense), net	(0.2)	4.9

Earnings (loss) before income taxes	142.4	(21.6)

Provision for income taxes	(38.0)	(40.8)

Earnings (loss) from continuing operations	104.4	(62.4)

Discontinued operations, net of tax	(2.2)	(9.1)

Net earnings (loss)	102.2	(71.5)

Less: Net earnings attributable to noncontrolling interests	(6.6)	(6.1)

Net earnings (loss) attributable to Ingersoll-Rand plc	$95.6	$(77.6)

Amounts attributable to Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$97.8	$(68.5)
Discontinued operations	(2.2)	(9.1)

Net earnings (loss)	$95.6	$(77.6)

Diluted earnings (loss) per share attributable to Ingersoll-Rand plc ordinary shareholders:
Continuing operations	$0.31	$(0.21)
Discontinued operations	—	(0.02)

	$0.31	$(0.23)

Weighted-average number of ordinary shares outstanding:
Diluted	312.4	331.1

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 2

INGERSOLL-RAND PLC

Business Review

(In millions, except percentages)

UNAUDITED

	Three Months Ended March 31,
	2012	2011
Climate Solutions
Net revenues	$1,661.8	$1,824.9
Segment operating income *	94.0	94.1	**
and as a % of Net revenues	5.7%	5.2%

Industrial Technologies
Net revenues	688.7	640.5
Segment operating income	91.5	85.2
and as a % of Net revenues	13.3%	13.3%

Residential Solutions
Net revenues	421.7	433.3
Segment operating income (loss)	(10.7)	8.0
and as a % of Net revenues	-2.5%	1.8%

Security Technologies
Net revenues	378.5	375.1
Segment operating income	69.9	71.1
and as a % of Net revenues	18.5%	19.0%

Gain (loss) on sale / (asset impairment)	0.3	(186.3	) **

Unallocated corporate expense	(33.0)	(30.3)

Consolidated net revenues	$3,150.7	$3,273.8
Consolidated operating income	$212.0	$41.8
and as a % of Net revenues	6.7%	1.3%

*	Segment operating income is the measure of profit and loss that the Company uses to evaluate the financial performance of the business and as the basis for performance reviews, compensation and resource allocation. For these reasons, the Company believes that Segment operating income represents the most relevant measure of segment profit and loss. The Company may exclude certain charges or gains from Operating income to arrive at Segment operating income that is a more meaningful measure of profit and loss upon which to base its operating decisions.
**	During the three months ended March 31, 2011, the Company recorded a pre-tax impairment charge related to the Hussmann divestiture of approximately $186 million. This charge has been excluded from Segment operating income within the Climate Solutions segment.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 3

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions, except per share amounts)

UNAUDITED

		For the quarter ended March 31, 2012
		As Reported	Adjustments		As Adjusted
	Net revenues	$3,150.7	$—		$3,150.7

	Operating income	212.0	(0.3	) (a)	211.7
	Operating margin	6.7%			6.7%

	Earnings from continuing operations before income taxes	142.4	(0.3	) (a)	142.1
	Provision for income taxes	(38.0)	—	(b)	(38.0)
	Tax rate	26.7%			26.7%
	Earnings from continuing operations attributable to Ingersoll-Rand plc	97.8	(0.3	) (c)	97.5

	Diluted earnings per common share
	Continuing operations	$0.31	$—		$0.31

	Weighted-average number of common shares outstanding
	Diluted	312.4	—		312.4

	Detail of Adjustments:
(a)	Adjustment to loss on sale from Hussmann divestiture		$(0.3)
(b)	Tax impact of Hussmann divestiture		—

(c)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$(0.3)

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 4

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions, except per share amounts)

UNAUDITED

		For the quarter ended March 31, 2011
		As Reported	Adjustments		As Adjusted
	Net revenues	$3,273.8	$—		$3,273.8

	Operating income	41.8	186.3	(a)	228.1
	Operating margin	1.3%			7.0%

	Earnings (loss) from continuing operations before income taxes	(21.6)	186.3	(a)	164.7
	Provision for income taxes	(40.8)	—	(b)	(40.8)
	Tax rate	-189.0%			24.8%
	Earnings (loss) from continuing operations attributable to Ingersoll-Rand plc	(68.5)	186.3	(c)	117.8

	Diluted earnings per common share
	Continuing operations	$(0.21)	$0.55		$0.34

	Weighted-average number of common shares outstanding
	Diluted	331.1	17.4		348.5

	Detail of Adjustments:
(a)	Impairment charge related to Hussmann divestiture		$186.3
(b)	Tax impact of Hussmann divestiture		—

(c)	Impact of adjustments on earnings from continuing operations attributable to Ingersoll-Rand plc		$186.3

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measures and the financial measures calculated and reported in accordance with GAAP.

The non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. They have limitations in that they do not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, these measures may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and results of operations. We believe that it is meaningful to provide the relative impact of impairment charges and the corresponding tax impacts in order to present a better understanding of our results on a period to period comparative basis.

The non-GAAP financial measures for operating income and margin, tax rate and EPS assist investors with analyzing our business segment results as well as with predicting future performance. In addition, these non-GAAP financial measures are also reviewed by management in order to evaluate the financial performance of each segment. They are the basis for performance reviews, compensation and resource allocation. We believe that the presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider these measures in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 5

INGERSOLL-RAND PLC

Reconciliation of non-GAAP to GAAP

(In millions)

UNAUDITED

Three Months Ended March 31, 2012

Cash flow from operating activities (a)	$16.4
Capital expenditures (a)	(52.9)

Available cash flow	$(36.5)

(a)	Includes both continuing and discontinued operations.

The Company reports its financial results in accordance with generally accepted accounting principles in the United States (GAAP). This supplemental schedule provides adjusted non-GAAP financial information and a quantitative reconciliation of the difference between the non-GAAP financial measure and the financial measure calculated and reported in accordance with GAAP.

The non-GAAP financial measure should be considered supplemental to, not a substitute for or superior to, the financial measure calculated in accordance with GAAP. It has limitations in that it does not reflect all of the costs associated with the operations of our businesses as determined in accordance with GAAP. In addition, this measure may not be comparable to non-GAAP financial measures reported by other companies.

We believe the non-GAAP financial information provides important supplemental information to both management and investors regarding financial and business trends used in assessing our financial condition and cash flow.

The non-GAAP financial measure of available cash flow assists investors with analyzing our business results as well as with predicting future performance. In addition, this non-GAAP financial measure is reviewed by management in order to evaluate the financial performance of each segment as well as the Company as a whole. It is the basis for performance reviews, compensation and resource allocation. We believe that the presentation of this non-GAAP financial measure will permit investors to assess the performance of the Company on the same basis as management.

As a result, one should not consider this measure in isolation or as a substitute for our results reported under GAAP. We compensate for these limitations by analyzing results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to non-GAAP results.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 6

INGERSOLL-RAND PLC

Balance Sheet Metrics

($ in millions)

UNAUDITED

	December 31,	March 31,
	2011	2012	2011 *

Net Receivables	$2,146	$2,230	$2,425
Days Sales Outstanding	56.4	64.6	67.6

Net Inventory	$1,282	$1,433	$1,660
Inventory Turns	7.7	6.3	5.7

Accounts Payable	$1,225	$1,344	$1,429
Days Payable Outstanding	45.2	54.5	55.1

*	Figures include balances for Hussmann business divested on September 30, 2011.

SEE ATTACHED RELEASE FOR ADDITIONAL INFORMATION

Table 7

INGERSOLL-RAND PLC

Hussmann Results

($ in millions)

UNAUDITED

	For the three months ended March 31, 2011	For the three months ended June 30, 2011	For the three months ended September 30, 2011	For the three months ended December 31, 2011	For the year ended December 31, 2011

Hussmann
Net revenues	$213.1	$286.8	$281.8	$36.8	$818.5
Operating income	(4.0)	30.0	30.1	2.5	58.6